Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2006 relating to the financial statements of SinoFresh HealthCare, Inc. as of December 31, 2005 and for the years ended December 31, 2005 and 2004 which appear in the SinoFresh Healthcare, Inc. annual report on Form 10-KSB for the year ended December 31, 2005.

/s/ Moore Stephens Lovelace, P.A.
MOORE STEPHENS LOVELACE, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

Orlando, Florida
February 7, 2007